As filed with the Securities and Exchange Commission on January 10,
1997
Registration No. 33-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
______________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES
ACT OF 1933
______________________

HEALTH CARE REIT, INC.
(Exact name of Registrant as specified in governing instrument)

DELAWARE                                             34-1096634
(State of incorporation)              (IRS Employer Identification No.)

One SeaGate, Suite 1500
Toledo, Ohio 43604
Telephone:  419-247-2800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

GEORGE L. CHAPMAN
Chairman of the Board, Chief Executive Officer and President
Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio 43604
Telephone:  419-247-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to :
Mary Ellen Pisanelli, Esquire
Shumaker, Loop & Kendrick, LLP
North Courthouse Square
1000 Jackson
Toledo, Ohio  43624
(419) 241-9000

Approximate date of commencement of proposed sale to the public:
January 10, 1997. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment
plans, please check the following box.    x

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
 Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _____

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the
 earlier effective registration statement for the same offering.   _____

If this Form is a post-effective amendment filed pursuant to Rule
 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement
 for the same offering.    _____

If delivery of the prospectus is expected to be made pursuant to Rule
 434, please check the following box.   ______

______________________




CALCULATION OF REGISTRATION FEE




Title of shares          Amount to be            Proposed maximum Offering
to be registered         registered(1)               price per share(1)
----------------         -------------           -------------------------

Common Stock,             1,000,000                     $24.1875
$1.00 par value

Total                     1,000,000                     $24.1875

    Proposed maximum aggregate             Amount of
        Offering price                  registration fee
    --------------------------          ----------------


         $24,187,500                       $7,329.55

Total    $24,187,500                       $7,329.55

(1) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on January 7, 1997.

(2) This Registration Statement also covers Preferred Stock Purchase Rights under the Registrant's Preferred Stock Purchase Rights Plan, which are attached to and tradeable only with the shares of Common Stock registered hereby. No registration fees are required for such shares and such rights because they will be issued for no additional consideration.